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                                                                    EXHIBIT 10.2
                                                As Amended Through July 31, 1996



                             OCWEN FINANCIAL CORPORATION
                                ANNUAL INCENTIVE PLAN


PURPOSE
The Annual Incentive Plan (the "Plan") is intended to (a) provide an incentive for key employees of the Corporation and its subsidiaries to exert their best efforts to create shareholder value; (b) attract and retain persons of outstanding ability to contribute significantly to the business and (c) further the identity of interest of those employees with those of the Corporation's shareholders.


ADMINISTRATION
The Plan will be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Corporation. The Committee is authorized to interpret the Plan and determine when, to whom, in what manner or form, in what amount, over what period of time and under what terms, conditions and limitations awards under the Plan will be made. Except as otherwise provided herein, the Committee's determination will be conclusive and binding on all parties. The Committee may delegate to the President the selection of participants and the amounts of their respective awards with respect to awards for $100,000 or less.



ELIGIBILITY
Participation in the Plan will be limited to those employees selected by the Committee and, to the extent delegated as permitted by the Plan, the President who are in a position to make substantial contributions to the management, growth and success of the Corporation and its subsidiaries.



INCENTIVE AWARDS
Incentive awards may be made in an aggregate amount not to exceed twenty percent (20%) of income before taxes and incentive awards of the Corporation, and as adjusted for the amount of pre-tax equivalent income generated by tax advantaged investments which is included as a reduction to income tax expense. The incentive awards may be paid in cash or in any other form approved by the Board of Directors. The Committee annually will present to the Board of Directors a summary report of the operation of the Plan. This report will include outstanding awards and awards paid for the previous year.



AMENDMENT
The Plan may be amended in whole or in part or terminated at any time by the Board of Directors. The Committee shall have the right to make any amendments to the Plan that relate solely to the administration of the Plan and that do not materially change the benefits or materially increase the cost of the Plan.



MISCELLANEOUS
No right or benefit under this Plan shall be assignable. The Plan shall be governed by and construed in accordance with the laws of the State of Florida.